EXHIBIT 99.1

SPECIAL MEETING OF COMMON STOCKHOLDERS OF

IMC GLOBAL INC.

October 20, 2004

PROXY VOTING INSTRUCTIONS

Your vote is important. Please vote immediately

MAIL - Date, sign and mail your proxy card in the envelope provided immediately.	COMPANY NUMBER

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your vote at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on October 19, 2004.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

■

THE IMC GLOBAL INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CONSUMMATION OF THE TRANSACTIONS

AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION.

PLEASE SIGN, DATE AND RETURN IMMEDIATELY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve the consummation of the transactions as contemplated in the Agreement and Plan of Merger and Contribution, dated as of January 26, 2004, by and among IMC Global Inc. (“IMC”), Cargill, Incorporated and certain other parties, as amended, pursuant to which IMC will merge with a wholly owned subsidiary of The Mosaic Company (“Mosaic”) and each outstanding share of common stock of IMC will be converted into the right to receive one share of common stock of Mosaic, which will result in IMC’s common stockholders owning 33.5% of the outstanding shares of common stock of Mosaic.	☐	☐	☐

		2.	In their discretion, the Proxies are authorized to transact other business that properly may come before the special meeting or any adjournment of the special meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		Please check this box if you plan to attend the Special Meeting. ☐

Signature of Stockholder                                                   Date:                      Signature of Stockholder                                                   Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                    ■

IMC GLOBAL INC.

Proxy Solicited on Behalf of the IMC Global Inc. Board of Directors

for the Special Meeting, October 20, 2004

The undersigned hereby constitutes and appoints Douglas A. Pertz, J. Reid Porter and Rose Marie Williams and each of them, with full power of substitution, Proxies to represent the undersigned at the Special Meeting of Common Stockholders of IMC Global Inc. to be held at the IMC Global Inc. headquarters located at 100 South Saunders Road, Lake Forest, Illinois 60045, on October 20, 2004, at 10:00 a.m., Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark the box if you wish to vote in accordance with the Board of Directors’ recommendations as noted in the proxy statement/prospectus, and on the reverse side of this card. If you do not sign and return the proxy card, vote by telephone or Internet or attend the special meeting and vote by ballot, shares that you own directly cannot be voted.

(Continued and to be signed on the reverse side)

■	14475 ■